Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Vermillion, Inc

Austin, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-167204 and 333-193312), and Registration Statement on Form S-3 (No. 333-189929) of Vermillion, Inc. of our report dated March 28, 2014, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO USA, LLP

Austin, Texas

March 28, 2014